EXHIBIT 99.1

CompoSecure to Move Stock Exchange Listing to NYSE
Ticker symbol to remain “CMPO”

SOMERSET, N.J. — September 8, 2025 — CompoSecure, Inc. (Nasdaq: CMPO) (“CompoSecure” or the “Company”) today announced that it will transfer the listing of its Class A common stock (Nasdaq: CMPO) to the New York Stock Exchange (“NYSE”) from the Nasdaq Global Market (“Nasdaq”). The Class A common stock will retain their existing stock ticker, CMPO.

CompoSecure expects the Class A common stock to begin trading on the NYSE on September 23, 2025, when CompoSecure is expected to ring the Opening Bell. The Class A common stock will continue to trade on Nasdaq until the transfer is complete. The listing of the Company’s redeemable warrants to purchase shares of Class A common stock will not be transferred to NYSE, and are expected to continue their listing on Nasdaq. CompoSecure believes that the transition from Nasdaq to NYSE will provide increased visibility to its investors.

About CompoSecure, Inc.

Founded in 2000, CompoSecure (Nasdaq: CMPO) is a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. CompoSecure’s innovative payment card technology and metal cards with Arculus security and authentication capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction. For more information, please visit www.CompoSecure.com and www.GetArculus.com.

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets and goals, including with respect to the anticipated timing of delisting from Nasdaq and listing and trading on the NYSE, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. Forward-looking statements can be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and there are a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements, including, among others, risk factors that are described in CompoSecure’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, including the section entitled “Risk Factors” contained therein. CompoSecure cautions that forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. CompoSecure undertakes no obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Corporate Contact

Anthony Piniella

Head of Communications, CompoSecure

(917) 208-7724

apiniella@composecure.com

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

CMPO@elevate-ir.com